Exhibit 99.1

Vonage Holdings Corp. to Acquire Vocalocity, Inc.

Accelerates Entry into Rapidly Growing Market for Hosted VoIP Communications for Small and Medium Businesses

Holmdel, NJ, October 10, 2013 - Vonage Holdings Corp. (NYSE: VG), a leading provider of communications services connecting people through cloud-connected devices worldwide, has entered into a definitive agreement to acquire privately-held Vocalocity, Inc. (“Vocalocity”), an industry-leading Software as a Service (SaaS) provider of cloud-based communication services to Small and Medium Businesses (“SMBs”).

Vonage will acquire Vocalocity for $130 million, including $105 million in cash and $25 million in Vonage common stock. The transaction is expected to be accretive to adjusted Earnings Per Share (“EPS”)1 and on an EBITDA1 multiple basis in 2015.

Vocalocity is one of the fastest growing providers in the SMB hosted VoIP market. During the first half of 2013, Vocalocity had revenue of $28 million and growing, implying an annual run rate of greater than $56 million. First half 2013 revenues were 39% higher than the same period in the prior year. Vocalocity was EBITDA1 and free cash flow1 positive during this period. Vocalocity ended the second quarter with 21,000 customers.

The total SMB market for voice service in North America is $15 billion and 32 million lines. Vocalocity has focused on companies with 20 or fewer employees, which represents more than 60% of the total market. The long-term opportunity for growth in this segment is substantial given that 85% of SMBs still purchase voice service from traditional carriers at rates that are frequently 40-50% higher than those of Vocalocity. The SMB hosted VoIP market is forecast to grow at a compound annual rate of 27.5% over the next 5 years2.

“Entry into the SMB segment is a key element of the growth strategy we outlined last year,” said Marc Lefar, Vonage Chief Executive Officer. “Vocalocity accelerates our entry with a comprehensive, high-quality product suite and scalable platform. In addition, Vocalocity’s software orientation, customer focus and innovative approach are a natural fit with our culture.”

Vocalocity CEO Wain Kellum commented, “As business VoIP moves from the early adopter phase to the mainstream, a Vocalocity and Vonage combination delivers the scale, quality and feature set to best serve customers and create phenomenal opportunities for growth. I am impressed with what Vonage has built, and look forward to joining the team.”

Upon closing, Mr. Kellum will join Vonage as President, Business Services, and become a member of the Company’s senior leadership team.

1)	This is a non-GAAP financial measure.
2)	Frost and Sullivan North American Hosted IP Telephony and UCC Services Market report, July 2013

Transaction Terms and Anticipated Synergies

Under the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of Vonage and Vocalocity, shareholders of Vocalocity will receive $105 million in cash and $25 million in Vonage common stock for total consideration of $130 million, subject to customary closing adjustments. A portion of the purchase price will be deposited into escrow to partially secure Vonage’s indemnification rights under the Merger Agreement in respect of any breach of Vocalocity’s representations, warranties or covenants as well as certain other indemnifiable matters. The transaction is expected to close in the fourth quarter of 2013, subject to customary closing conditions.

Given the similarities of the businesses and their common use of SIP-based VoIP technology to enable communication services, Vonage expects to achieve synergies from network operations and the use of technology for serving customers. Synergies in 2015 are estimated to be recurring and in the high single-digit million dollar range.

Evercore served as financial advisor and Weil, Gotshal and Manges as legal counsel to Vonage in connection with this transaction.

William Blair and Company served as the financial advisor and DLA Piper as the legal counsel to Vocalocity.

Vonage is financing the transaction through $30 million of cash from the balance sheet and $75 million from its credit facility. The Company will continue to execute on its balanced approach to capital allocation and expects to complete its $100 million share repurchase program by the end of 2014 as planned.

Conference Call

Vonage will hold a conference call for investors and analysts to discuss further details of this transaction at 8:30 a.m. Eastern time on October 10, 2013.

To participate, please dial (877) 644-1296 approximately 10 minutes prior to the call. International callers should dial (914) 495-8555. A replay will be available approximately two hours after the conclusion of the call through October 16, 2013, and may be accessed by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is: 82763653.

The webcast will be broadcast live through Vonage’s Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay will be available shortly after the live webcast.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the Merger; (ii) future financial and operating results following the Merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the Merger on the market for the combined company’s products and services; and (vi) the timing of the completion of the Merger. In addition, words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Vonage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Vonage. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) risks related to the integration of Vocalocity into Vonage and the anticipated future benefits resulting from the acquisition of Vocalocity; (b) Vonage’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) Vonage’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; (d) the adoption rate of Vonage’s or the combined company’s products and services; (e) Vonage’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners; (f) our ability to compete in our industry; (g) fluctuations in demand, sales cycles and prices for Vonage’s or the combined company’s products and services; (h) Vonage’s or the combined company’s ability to protect intellectual property rights; (i) general political, economic and market conditions and events; (j) the expense and impact of legal proceedings; and (k) other risks and uncertainties described more fully in Vonage’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this document are based on information available as of the date hereof, and Vonage assumes no obligation to update these forward-looking statements. Vonage reserves the right to modify future business or product plans at any time.

About Vonage

Vonage (NYSE: VG) is a leading provider of communications services connecting individuals through cloud-connected devices worldwide. Our technology serves approximately 2.3 million subscribers. We provide feature-rich, affordable communication solutions that offer flexibility, portability and ease-of-use for both landline and mobile phones. Our Vonage World plan offers unlimited calling to more than 60 countries with popular features like call waiting, call forwarding and visual voicemail - for one low monthly rate. Our Vonage Mobile app is a free downloadable app for iPhone® and Android™ that lets users talk, text and video call worldwide for free with anyone else who uses the app. Vonage’s service is sold on the web and through regional and national retailers including Walmart, Best Buy, Kmart and Sears, and is available to customers in the U.S. (www.vonage.com), Canada (www.vonage.ca) and the United Kingdom (www.vonage.co.uk).

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC., owned by Vonage America Inc.

About Vocalocity

Vocalocity provides hosted VoIP phone systems to businesses in the U.S. The company’s goal is to power businesses with easy-to-use, clear and reliable telephony systems. In addition to its recognition as a fast-growing company and an award-winning telework advocate, the company develops in-house, proprietary technologies like mobile apps for iPhone and Android and CRM plugins for Vocalocity Desktop. Visit www.vocalocity.com to see the latest on what Vocalocity offers.

To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to www.facebook.com/vonage. To subscribe on YouTube, visit www.youtube.com/vonage.

Vonage Investor Contact: Leslie Arena 732.203.7372; leslie.arena@vonage.com

Vonage Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com

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